Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Jennifer S. Sim, Matthew H. Puckett, and Benno Dorer, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended April 1, 2023, to be filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 22nd day of May, 2023.

V.F. CORPORATION
ATTEST:

/s/ Jennifer S. Sim	By:	/s/ Richard T. Carucci
Jennifer S. Sim		Richard T. Carucci
Secretary		Interim Chair of the Board of Directors

Principal Executive Officer:		Principal Financial Officer:

/s/ Benno Dorer		/s/ Matthew H. Puckett
Benno Dorer		Matthew H. Puckett
Interim President, Chief Executive Officer and Director		Executive Vice President and Chief Financial Officer

/s/ Alexander K. Cho		/s/ W. Rodney McMullen
Alexander K. Cho, Director		W. Rodney McMullen, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.
Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Mark S. Hoplamazian		/s/ Carol L. Roberts
Mark S. Hoplamazian, Director		Carol L. Roberts, Director

/s/ Laura W. Lang		/s/ Matthew J. Shattock
Laura W. Lang, Director		Matthew J. Shattock, Director